As filed with the U.S. Securities and Exchange Commission on March 31, 2006
================================================================================
                                              Registration No. 333-_____________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ___________________

                                    FORM S-1
                               ___________________


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      UNIVERSAL COMMUNICATION SYSTEMS, INC.

             (Exact name of Registrant as specified in its charter)

           Nevada                        3585                    86-0887822
(State or other jurisdiction       (Primary Standard          (I.R.S. Employer
      of incorporation         Industrial Classification    Identification No.)
      or organization)              Code Number)
                               ___________________

                                404 Lincoln Road
                                    Suite 12F
                           Miami Beach, Florida 33139
                                 (305) 672-6344
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               Michael J. Zwebner
                                404 Lincoln Road
                                    Suite 12F
                           Miami Beach, Florida 33139
                                 (305) 672-6344

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ___________________

                                 With a copy to:

                              Andrew J. Beck, Esq.
                                    Torys LLP
                                 237 Park Avenue
                            New York, New York 10017
                                 (212) 880-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               ___________________

                         CALCULATION OF REGISTRATION FEE

------------------------------------ ---------------------- -------------------------- ------------------------ --------------------
                                                                                          Proposed Maximum
      Title of Each Class of             Amount to be       Proposed Maximum Offering    Aggregate Offering           Amount of
    Securities to Be Registered          Registered(1)      Price per Common Share(2)         Price(2)             Registration Fee
------------------------------------ ---------------------- -------------------------- ------------------------ --------------------

------------------------------------ ---------------------- -------------------------- ------------------------ --------------------
Common Stock....................      414,156,875 shares            $0.01955                $8,096,766.90                $867
------------------------------------ ---------------------- -------------------------- ------------------------ --------------------

-----------------
(1) Pursuant to Rule 416, there are also being registered for resale such indeterminable additional shares of common stock as may be issued as a result of anti-dilution provisions of the Registrant's 9% Secured Convertible Promissory Notes and Class A and Class B Warrants.
(2) Based on the average of the bid and asked prices of $0.01955 per share of the Registrant's common stock reported on the OTC Bulletin Board on March 27, 2006, within five days of the filing of this registration statement, in accordance with Rule 457(c).

THE REGISTRANT SHALL AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
          The information in this prospectus is not complete and may be changed. These securities may not be sold until the
              registration statement filed with the Securities and
                             Exchange Commission is
            effective. This prospectus is not an offer to sell these
            securities and it is not soliciting an offer to buy these
            securities in any jurisdiction where the offer or sale is
                                 not permitted.
--------------------------------------------------------------------------------

                              SUBJECT TO COMPLETION

                   PRELIMINARY PROSPECTUS DATED MARCH 31, 2006

                      UNIVERSAL COMMUNICATION SYSTEMS, INC.

                       414,156,875 SHARES OF COMMON STOCK

                               __________________

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. We will not receive any proceeds from the sale of the common stock being sold by the selling shareholders, although if warrants are exercised for cash we will receive the warrant exercise price. The shares being offered have been reserved for issuance upon exercise of warrants and options and conversion of convertible notes that we have issued to the selling shareholders.

The common stock is traded on the NASD OTC Bulletin Board under the symbol "UCSY". On March 28, 2006, the closing bid price for our common stock was $0.02 per share.

The selling shareholders may offer their shares at any price. We will pay all expenses of registering the shares.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE __ OF THIS PROSPECTUS.

We have not authorized anyone to provide you with different information from that contained in this prospectus. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is __________________, 2006.

                                TABLE OF CONTENTS

                                                                          PAGE

WHERE YOU CAN FIND MORE INFORMATION........................................1

INCORPORATION OF DOCUMENTS BY REFERENCE....................................1

PROSPECTUS SUMMARY.........................................................2

RISK FACTORS...............................................................2

A WARNING ABOUT FORWARD-LOOKING STATEMENTS.................................3

SELLING SHAREHOLDERS.......................................................4

PLAN OF DISTRIBUTION.......................................................5

BUSINESS 5

MANAGEMENT.................................................................6

DESCRIPTION OF CAPITAL STOCK...............................................6

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS...................6

LEGAL MATTERS..............................................................8

EXPERTS  8

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS..............................8

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, periodic reports and proxy statements with the U.S. Securities and Exchange Commission. You may read and copy any document that we file at the SEC's public reference facilities at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov. Information about us may be obtained from our website www.ucsy.com. Copies of our SEC filings are available free of charge on the website as soon as they are filed with the Securities and Exchange Commission
(SEC) through a link to the SEC's EDGAR reporting system. Simply select the "Investors" menu item, then click on the "www.edgars.com" link.

This Prospectus is a part of the registration statement that we filed on Form S-1 with the SEC. The registration statement contains more information about us and our Common Stock than this Prospectus, including exhibits and schedules. You should refer to the registration statement for additional information about us and our Common Stock being offered in this Prospectus. Statements that we make in this Prospectus relating to any documents filed as an exhibit to the registration statement or any document incorporated by reference into the registration statement may not be complete and you should review the referenced document itself for a complete understanding of its terms.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose information to you by referring you to those documents. The documents that have been incorporated by reference are an important part of the Prospectus, and you should review that information in order to understand the nature of any investment by you in our Common Stock. Information contained in this Prospectus automatically updates and supersedes previously filed information. We are incorporating by reference the documents listed below:

*Our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005;
 and

*Our Proxy Statement for our Annual Meeting of Stockholders to be held on March 31, 2006; and

*Our Quarterly Report on Form 10-QSB for the quarter ended December 31, 2005;
 and

*Our Form 8-Ks dated February 24, 2006 and March 14, 2006.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus. If you would like a copy of any of these documents, at no cost, please write or call us at:

                      Universal Communication Systems, Inc.
                           409 Lincoln Road, Suite 12F
                           Miami Beach, Florida 33139
                         Attention: Corporate Secretary
                                 (305) 672-6344

You should only rely upon the information included in or incorporated by reference into this Prospectus or in any Prospectus supplement that is delivered to you. We have not authorized anyone to provide you with additional or different information. You should not assume that the information included in or incorporated by reference into this Prospectus or any Prospectus supplement is accurate as of any date later than the date on the front of the Prospectus or Prospectus supplement.

We have not authorized any person to provide you with information different from that contained or incorporated by reference in this Prospectus. The selling shareholders are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our Common Stock.

                               PROSPECTUS SUMMARY

This summary highlights selected information from this Prospectus and may not contain all of the information that is important to you. To understand the terms of the securities we are offering, you should carefully read this document with any attached Prospectus supplement. You should also read the documents to which we have referred you in "Where You Can Find More Information" on page 1 for additional information about us and our financial statements.

OUR BUSINESS

We currently have three channels of activity:

o the design, manufacture (utilizing contract manufacturing organizations) and marketing of systems that perform water extraction from air;

o    the development and installation of solar power systems; and

o the manufacture (subcontracted to third parties) and marketing of portable photovoltaic cells in leather and plastic cases for consumer electronic products.

A copy of our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005 accompanies this Prospectus and contains information about us, including audited financial statements for our fiscal year ended September 30, 2005. Please refer to the Annual Report for additional information.

RISK FACTORS

Purchasers of our Common Stock should consider carefully, in addition to the other information contained in or incorporated by reference into this Prospectus or any supplement, the risk factors set forth in the Risk Factors section beginning on page 2.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our Common Stock under this Prospectus by the selling stockholders identified under "Selling Shareholders", although if warrants are exercised for cash we will receive the warrant exercise price.

PLAN OF DISTRIBUTION

The selling stockholders will sell shares covered by this Prospectus in open-market transactions effected on the OTC Bulletin Board or in privately negotiated transactions.

                                  RISK FACTORS

Described below are the material risks that we face. Our business, operating results or financial condition could be materially adversely affected by, and the trading price of our common stock could decline due to, any of these risks.

WE WILL REQUIRE ADDITIONAL CAPITAL IN THE SHORT TERM TO REMAIN A GOING CONCERN

We will require short term outside investment on a continuing basis to finance our current operations and any expansion of activities. Since we began operations, we have generated virtually no revenues and have incurred substantial expenditures. We expect to continue to experience losses from operations while we develop our new revenue source, consummate acquisitions and develop other technologies. In view of this fact, our auditors have stated in their report for the period ended September 30, 2005 that our ability to meet our future financing requirements, and the success of our future operations, cannot be determined at this time. In order to finance our working capital requirements we are negotiating existing equity investments and new investments, but there can be no assurance that we will obtain this capital or that it will be obtained on terms favorable to us. If we do not obtain short term financing we may not be able to continue as a viable concern. We do not have a bank line of credit and there can be no assurance that any required or desired financing will be available through bank borrowings, debt, or equity offerings, or otherwise, on acceptable terms. If future financing requirements are satisfied through the issuance of equity securities, investors may experience significant dilution in the net book value per share of common stock.

WE ARE DEPENDENT ON THE SERVICES OF KEY INDIVIDUALS AND THE LOSS OF ANY OF THESE INDIVIDUALS COULD SIGNIFICANTLY AFFECT OUR ABILITY TO OPERATE OUR BUSINESS

WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS

Our success depends in part on our ability to protect our proprietary technologies. We rely on a combination of patent, copyright and trademark laws, trade secrets and confidentiality and other contractual provisions to establish and protect our proprietary rights. We hold one patent from the United States Patent and Trademark Office pertaining to the distributed wireless call processing system and several patents with respect to the air-water process. However, our patents may not be of sufficient scope or strength, others may independently develop similar technologies or products, duplicate any of our products or design around our patents, and the patents may not provide us competitive advantages. Litigation, which could result in substantial costs and diversion of effort by us, may also be necessary to enforce any patents issued or licensed to us or to determine the scope and validity of third-party proprietary rights. Any such litigation, regardless of outcome, could be expensive and time consuming, and adverse determinations in any such litigation could seriously harm our business.

WE MAY NOT BE ABLE TO SUCCESSFULLY MARKET AND DEVELOP THE AIR FROM WATER SYSTEMS REQUIRED BY THE MARKET WE ARE FOCUSING OUR SALES EFFORTS ON. GOVERNMENTS AND HUMANITARIAN ORGANIZATIONS ARE SUBJECT TO POLITICAL INFLUENCES WHICH CAN CHANGE WITHOUT NOTICE. NEEDS, AS DEFINED BY THESE GROUPS, MAY ALSO CHANGE. IF WE CANNOT DESIGN, BUILD AND MODIFY THE SYSTEMS TO MEET WITH THESE CHANGES, OUR MARKETING EFFORTS MAY NOT BE PRODUCTIVE.

OTHER RISK ISSUES

We have pursued, are currently pursuing and, in the future may pursue, new technologies and businesses internally and through acquisitions and combinations which involve significant risks. Any such acquisition or combination may involve, among other things, the issuance of equity securities, the payment of cash, the incurrence of contingent liabilities and the amortization of expenses related to goodwill and other intangible assets, and transaction costs, which have adversely affected, or may adversely affect, our business' results of operations and financial condition. Our ability to integrate and organize any new businesses and/or products, whether internally developed or obtained by acquisition or combination, will likely require significant expansion of our operations. There is no assurance that we will have or be able to obtain the necessary resources to satisfactorily effect such expansion, and the failure to do so could have a material adverse effect on our business, financial condition and results of operations. In addition future acquisitions and or combinations by the Company involve risks of, among other things, entering markets or segments in which we have no or limited prior experience, the potential loss of key employees of the acquired company and/or difficulty, delay or failure in the integration of the operations, management, personnel and business of any such new business with our business and operating and financial difficulties of any new or newly combined operations, any of which could have a materially adverse effect on our business, financial condition and results of operations. Moreover, there can be no assurance that the anticipated benefits of any specific acquisition or of any internally developed new business segment or business combination will be realized.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

We have made forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) in this document and in documents that are incorporated by reference in this document that are subject to risks and uncertainties. We caution you to be aware of the speculative nature of forward-looking statements. Forward-looking statements include the information concerning possible or assumed future results of our operations. Also, statements including words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," or similar expressions are forward-looking statements. These statements reflect our good faith belief based on current expectations, estimates and projections about (among other things) the industry and the markets in which we operate, but they are not guarantees of future performance. Purchasers of shares offered hereby should note that many factors, some of which are discussed elsewhere in this document and in the documents incorporated by reference in this document, could affect our future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained or incorporated by reference in this document. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this Prospectus include, among others, the factors set forth under the caption "Risk Factors," general economic, business and market conditions, changes in laws, and increased competitive pressure. We can give no assurances that the actual results we anticipate will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except as required by applicable laws, we do not intend to publish updates or revisions of any forward-looking statements we make to reflect new information, future events or otherwise.

                              SELLING SHAREHOLDERS

We have listed below:

o    the name of each selling shareholder

o    the relationship of each selling shareholder to our company, as applicable

o the number of shares of common stock beneficially owned by the selling shareholder as of the date of this prospectus

o    the number of shares being offered by each of them.

The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholders are under no obligation to sell all or any portion of their shares.

                                                                       PERCENTAGE OF                   PERCENTAGE OF
                                                          SHARES           SHARES                          SHARES
                                                       BENEFICIALLY     BENEFICIALLY                    BENEFICIALLY
        NAME AND ADDRESS OF          RELATIONSHIP     OWNED PRIOR TO    OWNED PRIOR        SHARES       OWNED AFTER
         BENEFICIAL OWNER             TO COMPANY         OFFERING       TO OFFERING      OFFERED(1)     THE OFFERING
---------------------------------    ------------     --------------   --------------   -----------    --------------
Alpha Capital Aktiengesellschaft          N/A          17,770,884(2)(3)    4.99%        82,831,375(2)     ______%
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein

Bristol Investment Fund, Ltd.             N/A         17,770,884(2)        4.99%       132,530,200(2)        0%
Caledonian Fund Services Limited
69 Dr. Roy's Drive
George Town, Grand Cayman
Cayman Islands

Montgomery Equity Partners                N/A         17,770,884(2)        4.99%       198,795,300(2)        0%
2999 NE 191 Street
Penthouse Two
Aventura, Florida 33160

------------
(1) Assumes that all shares are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the selling shareholders prior to the termination of this offering. Because the selling shareholders may sell all, some or none of their shares or may acquire or dispose of other shares of common stock, we cannot estimate the aggregate number of shares which will be sold in this offering or the number or percentage of shares of common stock that each selling security holder will own upon completion of this offering.

(2) Shares issuable upon the conversion of 9% convertible debentures and Class A and Class B warrants held by the selling shareholders. These securities contain a provision that the holder may not, subject to certain exceptions, at any time beneficially own more than 4.99% of our outstanding common stock.

(3) In addition to the shares subject to this registration statement, Alpha Capital beneficially owns ______ additional shares.

                              PLAN OF DISTRIBUTION

The shares offered hereby by the selling shareholders may be sold from time to time by the selling shareholders, or by pledgees, donees, transferees or other successors in interest. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with the sales of securities. The shares offered by the selling shareholders may be sold by one or more of the following methods, including without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) ordinary brokerage transactions and transactions in which the broker may solicit purchases, and (c) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the selling shareholders and intermediaries through whom the securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933 with respect to the shares offered, and any profits realized or commission received may be deemed underwriting compensation.

At the time a particular offer of the common stock is made by or on behalf of a selling shareholder, to the extent required, a prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for the shares purchased from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

Whenever we are notified by the selling shareholders that any material arrangement has been entered into with a broker-dealer, agent or underwriter for the sale of shares through a block trade, special offering, exchange distribution or a purchase by a broker-dealer, agent or underwriter, we will file a supplemented prospectus, if required, pursuant to Rule 424(c) under the Act (or, if required by applicable law, a post-effective amendment to the registration statement of which this prospectus is a part). The supplemented prospectus will disclose (a) the name of each broker-dealer, agent or underwriter, (b) the commissions paid or discounts or concessions allowed to broker-dealer(s), agent(s) or underwriter(s) or other items constituting compensation or indemnification arrangements with respect to particular offerings, where applicable, (c) that the broker-dealer(s), agent(s) or underwriter(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented, and (d) other facts material to the transaction. In addition, we will file a supplemental prospectus (or, if required by applicable law, a post-effective amendment to the registration statement of which this prospectus is a part) if any successors to the named selling shareholders wish to sell under this prospectus.

We have informed the selling shareholders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M thereunder, may apply to their sales in the market and have furnished each of the selling shareholders with a copy of these rules. We have also informed the selling shareholders of the need for delivery of copies of this prospectus in connection with any sale of securities registered hereunder.

Sales of shares by the selling shareholders or even the potential of such sales would likely have an adverse effect on the market price of the shares offered hereby.

                                    BUSINESS

Our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005, and our Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 2005, incorporated by reference into this Prospectus, contain information about us, including audited financial statements for our fiscal year ended September 30, 2005 and unaudited financial statements for our fiscal quarter ended December 31, 2005. Please refer to these reports for additional information. There have been no material developments since the date of these reports, except that the Company has entered into a letter of intent with respect to the sale of all the outstanding stock of its Millennium Electric TOU Ltd. subsidiary. The sale, which is subject to definitive documentation and a number of other conditions, would be for a purchase price of $750,000, payable $400,000 in cash and shares of the Company's Common Stock and the balance payable by crediting the purchaser with a fee of $350,000 for the grant of a non-exclusive, worldwide license to certain of Millennium's patents.

                                   MANAGEMENT

Our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005 and our proxy statement for our Annual Meeting of Stockholders to be held on March 31, 2006 contain information about our executive officers and directors including the compensation and security ownership of management. Please refer to these documents for additional information.

                          DESCRIPTION OF CAPITAL STOCK

The voting securities of the Company consist of its common stock, which is presently traded on the OTC Bulletin Board Market, and its preferred stock, which is not publicly traded. As of February 6, 2006 the Company had 338,359,064 shares of common stock issued and outstanding and 800,000,000 shares of common stock authorized, and 90,000 shares of preferred stock issued and outstanding and 10,000,000 shares authorized.

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of preferred stock are entitled to the number of votes for each share held of record as the number of shares of common stock such share is convertible into. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of Directors of the Company may elect all of the Directors standing for election. After providing for any preferential amounts payable to the holders of preferred stock, holders of common stock will be entitled to receive ratably any dividends if, as and when declared by the Board of Directors and upon dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its stockholders for the purpose of winding up its affairs and to receive the remaining property and assets of the Company legally available for distribution to holders of common stock. Holders of common stock have no cumulative voting rights nor any pre-emptive, subscription, redemption or conversion rights. All outstanding shares of common stock are validly issued, fully paid and non-assessable.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Prior to April 3, 2002, our common stock was traded on the over the counter Bulletin Board market under the symbol "WLGS". From April 4, 2002 through August 22, 2002 our common stock was traded on the over the counter Bulletin Board market under the symbol "UCSI". From August 23, 2002 to the present, our common stock is trading on the over the counter Bulletin Board market under the symbol "UCSY".

The following table sets forth the range of high and low closing bid prices for each period indicated as reported by the National Association of Securities Dealers composite feed or other qualified interdealer quotation medium. The quotations provided reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

PRICE RANGE FOR COMMON STOCK
                                                            HIGH         LOW
                                                           ------      ------
      FISCAL YEAR SEPTEMBER 30, 2006
        First Quarter                                      $0.035      $0.015
        Second Quarter (through March 29, 2006)            $0.028      $0.013

      FISCAL YEAR SEPTEMBER 30, 2004
        First Quarter                                      $0.050      $0.015
        Second Quarter                                     $0.088      $0.029
        Third Quarter                                      $0.045      $0.024
        Fourth Quarter                                     $0.042      $0.022

      FISCAL YEAR SEPTEMBER 30, 2004
        First Quarter                                      $0.115      $0.060
        Second Quarter                                     $0.081      $0.045
        Third Quarter                                      $0.160      $0.043
        Fourth Quarter                                     $0.058      $0.043


Since our shares began trading on the OTC Bulletin Board in 1997, the prices for our shares have fluctuated widely. There may be many factors which may explain these variations, but we believe that the following are some of these factors:

o    the demand for our common stock;

o    the number of market makers for our common stock;

o developments in the market for broadband Internet access and wireless transmission in particular; and

o    changes in the performance of the stock market in general.

Companies that have experienced volatility in the market price of their stock have been the object of securities class action litigation. If we become the object of securities class action litigation, it could result in substantial costs and a diversion of our management's attention and resources and have an adverse effect on our business, financial condition and results of operations. In addition, holders of shares of our common stock could suffer substantial losses as a result of fluctuations and declines in the stock price.

There are approximately 600 holders of record and an estimated 7,800 holders in street name of our common stock as of September 30, 2005.

The trading of our shares is subject to limitations set forth in Rule 15g-9 of the Securities Exchange Act of 1934. This rule imposes sales practice requirements on broker-dealers who sell so-called penny stocks to persons other than established customers, accredited investors or institutional investors. Accredited investors are generally defined to include individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouses during the previous two years and expected annual income of that amount during the current year. For sales of shares to other persons, broker-dealers must make special suitability determinations, and obtain the written consent of the purchaser to the sale prior to consummating the sale and are generally prohibited from making cold-calls or other unsolicited inquiries to purchasers without complying with these rules. These rules may adversely affect the ability of broker-dealers and others to sell our shares or to sell shares in the secondary market.

No cash dividends have been declared to date on our Company's common stock. We expect that all earnings, if any, will be retained to finance the growth of our Company and that no cash dividends will be paid for the foreseeable future.

                                  LEGAL MATTERS

Certain legal matters will be passed upon for us by Torys LLP, New York, New
York.

                                     EXPERTS

Reuben E. Price & Co. Public Accountancy Corporation, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-KSB for the year ended September 30, 2005, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Reuben E. Price & Co. Public Accountancy Corporation's report, given on their authority as experts in accounting and auditing.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Our prior auditors, Reuben E. Price & Co. Public Accountancy Corporation, were dismissed on March 8, 2006 and will be no longer associated with our financial statements. On or about the same time, we engaged Rachlin Cohen & Holtz LLP to audit our financial statements. The decision to change accountants was made with the approval of our board of directors.

During the most recent two fiscal years (2004 and 2005) and prior to the dismissal of our prior auditors on March 8, 2006, the Company had not consulted with Rachlin Cohen & Holtz LLP on any issue that we had previously consulted with Reuben E. Price & Co. Public Accountancy Corporation, including the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that Rachlin Cohen & Holtz LLP concluded was an important factor considered by the Company in reaching a decision as to its accounting, auditing or financial reporting issues.

We believe and we have been advised by Reuben E. Price & Co. Public Accountancy Corporation, that it concurs in such belief that, during the years ended September 30, 2005 and 2004 and any subsequent interim period through the date of their dismissal on March 8, 2006, we did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Reuben E. Price & Co. Public Accountancy Corporation, would have caused it to make reference in connection with its report on our financial statements to the subject matter of this disagreement.

No report of Reuben E. Price & Co. Public Accountancy Corporation, on our financial statements for the years ended September 30, 2005, 2004 and 2003 contained an adverse opinion, a disclaimer of opinion or a qualification or was modified as to uncertainty, audit, scope or accounting principles, except that their reports for each of these years contained a going-concern qualification. During the years ended September 30, 2005, 2004 and 2003 and any subsequent interim period preceding the former accountant's dismissal on March 8, 2006, there were no "reportable events" within the meaning of Item 304(a)(1) of Regulation S-K promulgated under the Securities Act of 1933.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the fees and expenses, other than any underwriting discounts and commissions incurred by us in connection with the issue and distribution of our Common Stock being registered. Items marked with asterisks (*) are estimated fees as of the date of this filing.

            ITEM                            COST

        Accounting Fees                  $      *
                                          -------
        Legal Fees                       $      *
                                          -------
        Registration Fees                $867
        Blue Sky Fees                    $      *
                                          -------


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Bylaws provide that we may indemnify any director, officer, agent or employee against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon them in connection with any proceeding to which they may become involved by reason of their being or having been a director, officer, employee or agent of our company. Moreover, our Bylaws provide that we shall have the right to purchase and maintain insurance on behalf of any such persons whether or not we would have the power to indemnify such person against the liability insured against. Insofar as indemnification for liabilities arising under the Securities Act, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

We have issued and sold unregistered securities during the last three years as set forth below. An underwriter was not utilized in any of these transactions. The recipients of securities in each transaction represented their intention to acquire the securities without a view to distribution. All the issued securities were restricted securities under Rule 144, Reg. D or Reg. S regulations, and appropriate restrictive legends were affixed to the securities in each transaction. All sales of securities were to accredited investors in private placements, and accordingly all of the sales complied with Section 4(2) as well as 4(6) of the Securities Act of 1933.

On April 9 - 11, 2003, we issued 4,253,847 shares of common stock under private placement subscriptions at $0.04 per share, based on the average closing price for the three days prior to April 8, 2002, at a 25 percent discount. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On April 11, 2003, we issued 575,000 shares of common stock under private placement subscriptions at $0.035 per share. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On July 3, 2003, we issued 2,350,043 shares of common stock under private placement subscriptions at prices ranging from $0.028 per share to $0.055 per share. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On July 7, 2003, we issued 1,905,625 shares of common stock under private placement subscriptions at prices ranging from $0.042 per share to $0.05 per share. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On July 9, 2003, we issued 1,410,647 shares of common stock under private placement subscriptions at prices ranging from $0.042 per share to $0.055 per share. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On July 10, 2003, we issued 525,577 shares of common stock under private placement subscriptions at prices ranging from $0.026 per share to $0.05 per share. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On July 15, 2003, we issued 714,096 shares of common stock under private placement subscriptions at prices ranging from $0.042 per share to $0.05 per share. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On July 18, 2003, we issued 2,304,944 shares of common stock under private placement subscriptions at prices ranging from $0.026 per share to $0.055 per share. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On July 23, 2003, we issued 172,591 shares of common stock under private placement subscriptions at prices ranging from $0.05 per share to $0.055 per share. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On August 13, 2003, we issued 155,000 shares of common stock under a private placement subscription at a price of $0.045 per share. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On August 14, 2003, we issued 1,600,000 shares of common stock under a private placement subscription at a price of $0.10 per share. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On September 3, 2003, we issued 1,000,000 shares of common stock under a private placement subscription at a price of $0.10 per share. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On April 1, 2004, we issued 5,000,000 shares of common stock under a private placement subscription at $0.04 per share. These securities were issued to Port Universal Ltd., an entity in which the Chairman owns 33.3%, in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On April 5, 2004, we issued 400,000 shares of common stock under a private placement subscription at $0.05 per share. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933. In connection with this transaction, we paid a commission of 10% to a third party.

On April 8, 2004, we issued 5,000,000 shares of common stock under a private placement subscription at $0.04 per share. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On April 19, 2004, we sold, at $10 per share, 30,000 shares of Series A 8% Convertible Preferred Stock and Warrants to purchase 4,545,455 shares of common stock. The Series A 8% Convertible Preferred Stock is convertible into common stock at $0.033 per share. The Warrants are exercisable at $0.05 per share and expire April 19, 2009.

On April 25, 2004, we cancelled a certificate in the amount of 2,400,000 shares of our common stock issued in connection with our agreement with Natra Advanced Technologies (1995) Ltd., as part of our cancellation of that agreement.

On April 26, 2004, we issued 1,546,710 shares of common stock under private placement subscriptions at $0.05 per share. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933. In connection with these transactions, we paid a commission of 10% to a third party.

On May 20, 2004, we issued 125,000 shares of common stock at $0.04 per share and 100,000 shares of common stock at $0.05 per share under private placement subscriptions. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933. These securities were issued to our Chairman to replace shares or funds he had advanced to the subscription holders.

On May 24, 2004, we issued 766,460 shares of common stock under private placement subscriptions at $0.05 per share. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933. In connection with these transactions, we paid a commission of 10% to a third party.

On June 01, 2004, we issued 218,071 shares of common stock under private placement subscriptions at $0.05 per share. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933. In connection with these transactions, we paid a commission of 10% to a third party.

On July 14, 2004, we issued 164,340 shares of common stock under private placement subscriptions at $0.05 per share. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933. In connection with these transactions, we paid a commission of 10% to a third party.

On July 27, 2004, we issued 12,375,000 shares of common stock under private placement subscriptions to our Chairman, at prices ranging from $0.025 to $0.05 per share. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On September 13, 2004, we issued 1,998,000 shares of common stock under private placement subscriptions at $0.05 per share. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933. In connection with these transactions, we paid a commission of 10% to a third party.

On December 6, 2004, the Company sold 25,000 shares of Series B 8% Convertible Preferred Stock and Warrants to purchase 16,666,667 shares of common stock for which it received net proceeds of $250,000. The Series B Convertible Preferred Stock, with a face value of $250,000, is convertible into common stock at $0.015 per share. The Warrants are exercisable at $0.03 per share until December 6, 2009.

On January 5, 2005, the Company sold 30,000 shares of Series C 8% Convertible Preferred Stock and A, B and C Warrants to purchase 20,000,000 shares of common stock for which it received net proceeds of $300,000. The Series C Convertible Preferred Stock, with a face value of $300,000, is convertible into common stock at $0.03 per share. The A Warrants are exercisable for 10,000,000 shares of common stock at $0.04 per share until January 5, 2010. The B Warrants are exercisable for 5,000,000 shares of common stock at $0.06 per share until January 5, 2010. and the C Warrants are exercisable for 5,000,000 shares of common stock at $0.08 per share until January 5, 2010.

On October 11, 2004, we issued 1,300,000 shares of common stock under private placement subscriptions at $0.03 per share. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On October 18, 2004, we issued 8,160,000 shares of common stock under private placement subscriptions at $0.012 per share. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On October 19, 2004, we issued 100,000 shares of common stock under private placement subscriptions at $0.03 per share. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On October 25, 2004, we issued 15,399,997 shares of common stock under private placement subscriptions at various prices ranging from $0.026 per share to $0.03 per share. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On December 13, 2004, we issued 800,000 shares of common stock under private placement subscriptions at $0.025 per share. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On December 21, 2004, we issued 2,958,332 shares of common stock under private placement subscriptions at $0.024 per share. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 inreliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On December 6, 2004, we sold 25,000 shares of Series B 8% Convertible Preferred Stock and Warrants to purchase 16,666,667 shares of common stock for which we received net proceeds of $250,000. The Series B Convertible Preferred Stock, with a face value of $250,000, is convertible into common stock at $0.015 per share. The Warrants are exercisable at $0.03 per share until December 6, 2009.

On January 5, 2005, we sold 30,000 shares of Series C 8% Convertible Preferred Stock and A, B and C Warrants to purchase 20,000,000 shares of common stock for which we received net proceeds of $300,000. The Series C Convertible Preferred Stock, with a face value of $300,000, is convertible into common stock at $0.03 per share. The A Warrants are exercisable for 10,000,000 shares of common stock at $0.04 per share until January 5, 2010. The B Warrants are exercisable for 5,000,000 shares of common stock at $0.06 per share until January 5, 2010. and the C Warrants are exercisable for 5,000,000 shares of common stock at $0.08 per share until January 5, 2010.

On January 5, 2005, we issued 1,000,000 shares of common stock under private placement subscriptions at $0.025 per share. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On February 9, 2005, we issued 800,000 shares of common stock under private placement subscriptions at $0.025 per share. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

In connection with the October 19, 2004 issuance previously reported, we issued 900,000 additional shares of common stock for the balance due under a private placement subscriptions at $0.03 per share. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On June 17, 2005, we issued 8,936,650 shares of common stock under private placement subscriptions at various prices ranging from $0.0195 to $0.0255 per share. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On September 6, 2005, we issued 250,000 shares of common stock under private placement subscriptions at $0.02 per share. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On September 29, 2005, we issued 3,022,076 shares of common stock under private placement subscriptions, at prices ranging from $0.0175 to $0.0222 per share. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On September 30, 2005, we issued 10,476,463 shares of common stock under private placement subscriptions at prices ranging from $0.0133 to $0.022 per share. These securities were issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On October 21, 2005, we issued 1,500,000 shares of common stock under private placement subscriptions at $0.020 per share. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

On February 3, 2006, we issued 15,633,661 shares of common stock under private placement subscriptions at prices ranging from $0.012 to $0.021 per share. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.
Other Securities Transactions

Pursuant to the April 14, 2000 Securities Purchase Agreement (the 4% convertible debentures) and the March 29, 2001 Securities Purchase Agreement (the 8% Senior Secured Convertible Debentures), the investors converted $184,820 of debentures into 4,921,975 shares of the Company's common stock on various dates between April 19 and May 6, 2004, at various prices ranging from $0.033 per common share to $0.0573 per common share.

Pursuant to the April 14, 2000 Securities Purchase Agreement (the 4% convertible debentures) and the March 29, 2001 Securities Purchase Agreement (the 8% Senior Secured Convertible Debentures), the investors converted $337,050 of debentures into 10,000,000 shares of the Company's common stock on various dates between July 29 and September 13, 2004, at various prices ranging from $0.03867 per common share to $0.044 per common share.

Pursuant to the April 14, 2000 Securities Purchase Agreement (the 4% convertible debentures) and the March 29, 2001 Securities Purchase Agreement (the 8% Senior Secured Convertible Debentures), the investors converted $519,738 of debentures into 21,867,611 of the Company's common stock on various dates between November 23 and December 30, 2004, at various prices ranging from $0.0192 per common share to $0.027 per common share.

Pursuant to the April 14, 2000 Securities Purchase Agreement (the 4% convertible debentures) and the March 29, 2001 Securities Purchase Agreement (the 8% Senior Secured Convertible Debentures), the investors converted $600,000 of debentures into 9,722,727 of the Company's common stock on various dates between January 3 and January 21, 2005, at various prices ranging from $0.035 per common share to $0.05 per common share.

Pursuant to the April 14, 2000 Securities Purchase Agreement (the 4% convertible debentures) and the March 29, 2001 Securities Purchase Agreement (the 8% Senior Secured Convertible Debentures), the investors converted $157,500 of debentures into 6,300,000 shares of the Company's common stock on April 5, 2005, at $0.025 per common share.

Pursuant to the April 14, 2000 Securities Purchase Agreement (the 4% convertible debentures) and the March 29, 2001 Securities Purchase Agreement (the 8% Senior Secured Convertible Debentures), the investors converted $60,805 of debentures into 2,776,505 shares of the Company's common stock on September 8, 2005, at $0.0223 per common share.

Pursuant to the April 14, 2000 Securities Purchase Agreement (the 4% convertible debentures) and the March 29, 2001 Securities Purchase Agreement (the 8% Senior Secured Convertible Debentures), the investors converted $61,611 of debentures into 3,803,146 shares of the Company's common stock on February 3, 2006, at $0.0162 per common share.

Pursuant to the conversion rights of the December 6, 2004, Series B 8% Convertible Preferred Stock the investors converted $50,000 of the Convertible Preferred Stock into 3,333,333 shares of common stock at $0.015 per common share.



ITEM 16. EXHIBITS REQUIRED TO BE FILED BY ITEM 601 OF REGULATION S-K

EXHIBIT NO.           DESCRIPTION OF EXHIBIT
----------            ----------------------
(i)       3.1         Articles of Incorporation.
(i)       3.2         Amendment to Articles of Incorporation.
(i)       3.3         Amendment to Articles of Incorporation.
(i)       3.4         By-laws.
(iv)      3.5         Amendment to Articles of Incorporation.
(i)       4.1         Form of Certificate Evidencing shares of Common Stock of
                      Universal Communication Systems, Inc.
(i)       4.2         Convertible Unsecured Debenture for $740,000 issued by
                      World Wide Wireless Communications, Inc. to Credit
                      Bancorp.
          5.1         Opinion of Torys LLP (to be filed by amendment).
(v)       10.1        Stock Purchase Agreement dated November 30, 1999 Between
                      Infotel Argentina S.A. and Universal Communication
                      Systems, Inc.
(v)       10.3        Security Purchase Agreement Among World Wife Wireless
                      Communications, Inc. and the Purchasers Named Therein.
(v)       10.5        Escrow Agreement Among the Purchasers Named Therein,
                      the Representative of the Purchasers and the Escrow Agent.
(v)       10.6        Form of Debenture of Universal Communication Systems, Inc.
                      with Respect to the 4% Convertible Debenture Due 2005.
(v)       10.7        Form of Warrant to Purchase Shares of World Wide
                      Communications, Inc. Issued in the Offering.
(vi)      10.8        Amendment to the Securities Purchase Agreement entered
                      into between World Wide Wireless Communications and the
                      selling shareholders named therein.
(ii)      10.9        Second Amendment to the Securities Purchase Agreement
                      entered into between World Wide Wireless Communications
                      and the selling shareholders named therein.
(ii)      10.11       World Wide Communications, Inc. Incentive Stock
                      Option Plan.
(iii)     10.12       Agreement between Overseas Communication Limited and
                      World Wide Wireless Communications, Inc.
(vii)     10.13       Stock Purchase Agreement by Universal Communication
                      Systems, Inc. and Ami R. Elazari and Caltan Development,
                      Ltd., dated August 22, 2003.
(viii)    10.14       Consulting Agreement - Dorit Elazari. (viii) 10.15
                      Consulting Agreement - Joseph Moore.
(viii)    10.16       Consulting Agreement - Otzarot Nechasim Vehashkaot, Ltd.
(ix)      10.17       Certificate of Designation for Series A 8% Cumulative
                      Convertible Preferred Stock.
          10.18       Subscription Agreement dated as of February 27, 2006 (to
                      be filed by amendment).

EXHIBIT NO.           DESCRIPTION OF EXHIBIT
----------            ----------------------
          10.19       Form of Class A and Class B Common Stock Purchase Warrant
                      (to be filed by amendment). 10.20 Form of Secured
                      Convertible Promissory Note (to be filed by amendment).

          10.21 Security Agreement dated as of February 27, 2006 (to be filed by amendment).
          10.22       Form of Guaranty (to be filed by amendment).
          21.1        Subsidiaries.
          23.1        Consent of Reuben E. Price & Co. Public Accountancy
                      Corporation.
          23.2        Consent of Torys LLP (contained in Exhibit 5.1).

------------
(i) Filed with the registration statement on From SB-2 with the Securities and Exchange Commission on May 31, 2000.

(ii) Filed with the registration statement on Form SB-2 with the Securities and Exchange Commission on December 15, 2000.

(iii) Filed with Form 10-KSB for the period September 30, 2002. (iv) Filed with Form DEF14A on April 25, 2002.

(v) Filed with the registration statement on Form SB-2 with the Securities and Exchange Commission on May 31, 2000.

(vi) Filed with Form 10-KSB for the period September 30, 2000. (vii) Filed with Form 8-K on October 14, 2003. (viii) Filed with Form 10-KSB for the period September 30, 2003. (ix) Filed with Form 10-KSB for the period September 30, 2004. ITEM 17. UNDERTAKINGS


The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10 (a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to any plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or 15 (d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Beach, State of Florida on March 30, 2006.

                                          Universal Communication Systems, Inc.

                                          By: /s/ Michael J. Zwebner
                                              ---------------------------------
                                              Michael J. Zwebner
                                              Chief Executive Officer


The officers and directors of Universal Communication Systems, Inc., whose signatures appear below, hereby constitute and appoint Michael J. Zwebner as their true and lawful attorney-in-fact and agent, with full power of substitution, with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-1, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitute, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated:

           SIGNATURE                                 TITLE                                       DATE
---------------------------------    ---------------------------------------      ------------------------------------


     /s/ Michael J. Zwebner            Director, Chief Executive Officer,                   March 30, 2006
---------------------------------
       Michael J. Zwebner             and Chairman of the Board (Principal
                                       Financial and Accounting Officer)

   /s/ Alexander Walker, Jr.                 Director and Secretary                         March 30, 2006
---------------------------------
     Alexander Walker, Jr.


        /s/ Ramsey Sweis                            Director                                March 30, 2006
---------------------------------
          Ramsey Sweis


       /s/ Curtis Orgill              Director and Chief Financial Officer                  March 30, 2006
---------------------------------
         Curtis Orgill



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